EXHIBIT 10.3

IOCEAN MEDIA LIMITED

and

AQUOS MEDIA LIMITED

and

ITONIS INC.

AMENDED AND RESTATED
SHARE PURCHASE AGREEMENT

January 21, 2008

- ii -

AMENDED AND RESTATED
SHARE PURCHASE AGREEMENT

THIS AGREEMENT is made effective as of January 21, 2008,

AMONG:

IOCEAN MEDIA LIMITED, incorporated and registered in the British Virgin Islands with company number 1024086 and with its registered office at Portcullis TrustNet Chambers PO Box 3444 Road Town, Tortola, British Virgin Islands

(the “Vendor”)

AND:

AQUOS MEDIA LIMITED, incorporated and registered in the British Virgin Islands with its registered office at Portcullis TrustNet Chambers PO Box 3444 Road Town, Tortola, British Virgin Islands

(“Aquos”)

AND:

ITONIS INC., a Nevada corporation with its registered address at 52 East John Street, Carson City, Nevada 89706 USA

(the “Purchaser”)

WHEREAS:

(A)                     On September 8, 2007, the Vendor and the Purchaser entered into a Share Purchase Agreement (the” Original Agreement”) whereby the Vendor, which owns all of the Aquos Shares, agreed to sell the Aquos Shares to the Vendor;

(B)                     On October 23rd_, 2007, the Vendor and the Purchaser agreed to complete the transfer of the Aquos Shares from the Vendor to the Purchaser (the “Closing Date”);

(C)                     Between the Closing Date and the date of this Agreement, the Vendor and the Purchaser encountered extraordinary obstacles to the full transfer of the Aquos Shares and the remittance of the compensation for the Aquos Shares from the Purchaser to the Vendor in accordance with the terms of the Original Agreement;

(D)                     The Vendor and the Purchaser now desire to complete the transactions contemplated in the Original Agreement by and through the execution of this Amended and Restated Share Purchase Agreement; and

(E)                     The Vendor wishes to sell to the Purchaser, and the Purchaser wishes to purchase from the Vendor, the Aquos Shares on the terms and subject to the conditions set out in this Agreement,

THIS AGREEMENT WITNESSES THAT the Parties, intending to be legally bound, covenant and agree as follows:

PART 1

DEFINITIONS AND INTERPRETATION

Definitions

1.1                   In this Agreement, including the recitals and schedules, the following words and phrases have the following meanings:

(a)          “Affiliate” means any officer, director, shareholder or employee of Aquos or any member of the immediate family of any such officer, director, shareholder or employee. Members of the immediate family of an officer, director, shareholder or employee shall consist of the spouse, parents and children of such officer, director, shareholder or employee;

(b)          “Aquos Shares” means all of the issued and outstanding shares in the capital of Aquos;

(c)          “Assets” means all property or assets of any nature or kind, whether real property or personal property, tangible or intangible, including the Licenses and Permits secured by Aquos as of Closing;

(d)          “Audited Financial Statements” means the audited financial statements of Aquos required to be filed by the Purchaser with the SEC in accordance with its reporting obligations under the Exchange Act as a result of the Closing, which audited financial statements will include, without limitation, financial statements for the years ended December 31, 2006 prepared in accordance with GAAP and including (i) audited balance sheets as at December 31, 2006, (ii) related statements of income, cash flows and changes in shareholder’s equity for the fiscal years ended December 31, 2006, (iii) notes to the financial statements, and (iv) the audit report of an auditor registered with the United States Public Company Accounting Oversight Board and acceptable to the United States Securities and Exchange Commission;

(e)          “Business Day” means any day other than a Saturday, Sunday or public holiday in Vancouver, British Columbia;

(f)          “Closing” means the completion of the purchase and sale of the Aquos Shares on the terms and subject to the conditions contained in this Agreement;

(g)          “Closing Date” means the date of Closing, as determined in accordance with Section 2.3 of this Agreement;

(h)          “Company” or “Companies” means either the Vendor or Aquos, or both of them, as the context requires;

(i)          “Consents and Approvals” means all necessary consents and approvals required to be obtained in connection with the execution and delivery by Aquos and the Vendor of this Agreement and the consummation of the transactions described herein, as listed in Schedule A, which consents and approvals will include all consents and approvals required to be obtained under all licenses and permits secured by Aquos for the conduct and operation of its planned television over the Internet business and the gaming business, including the Licenses and Permits, in order that the Purchaser, through Aquos, will have the full benefit of such licenses and permits following Closing;

(j)          “Disclosure Schedule” means the disclosure schedule attached in Schedule B. The Disclosure Schedule will be arranged in sections corresponding to the numbered and lettered sections contained in this Agreement and the disclosure in any section qualifies other sections in this Agreement only to the extent that such disclosure specifically references the fact that it also qualifies or applies to such other specified sections;

(k)          “Employees and Contractors” means all individuals who are full-time, part-time or temporary employees or individuals engaged on contract to provide employment or similar services in respect of Aquos;

(l)          “Employment Agreement” means an employment agreement between the Purchaser and

[Intentionally omitted];

(m)          “Encumbrance” means any lien, claim, charge, pledge, hypothecation, security interest, mortgage, title retention agreement, option, assignment, license or other encumbrance or adverse claim of any nature or kind whatsoever;

(n)          “Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

(o)          “Financial Statements” means the Audited Financial Statements and the Interim Financial Statements;

(p)          “GAAP” means United States generally accepted accounting principles. All determinations of an accounting nature in respect of Aquos will be made in a manner consistent with GAAP and past practice with no changes in the method of application of the Company’s accounting policies or changes in the method of applying the Company’s use of estimates;

(q)          “Government Entity” means (i) any international, multinational, national, federal, provincial, state, municipal, local or other government or public department, central bank, court, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) any subdivision or authority of any of the foregoing, or (iii) any quasi-government or private body, in each case, having jurisdiction on behalf of any nation, province, territory, state or other geographic subdivision thereof and exercising any regulatory, judicial, legislative, expropriation or taxing authority;

(r)          “Intellectual Property” means, in respect of a Person, all patents (including utility patents, design patents, registered industrial designs, utility models and certificates of addition), patent applications, copyright, trade marks (including trade names, business names and service marks), semiconductor topography rights, information rights in computer software and databases, internet domain names, know-how, trade secrets, other similar instruments or rights, whether registered or unregistered, and all rights in relation to any of the foregoing which are recognized in any jurisdiction, of the Person;

(s)          “Interim Financial Statements” means the unaudited interim financial statements of Aquos required to be filed by the Purchaser with the SEC in accordance with its reporting obligations under the Exchange Act as a result of the completion of the Closing, which unaudited interim financial statements will include, without limitation, financial statements for the six months ended June 30, 2007 prepared in accordance with GAAP and including (i) unaudited balance sheet as at June 30, 2007, (ii) related statements of income, cash flows and changes in shareholder’s equity for the six months ended June 30, 2007, and (iii) notes to the financial statements, each of which shall have been reviewed by the auditor for Aquos;

(t)          “Licenses and Permits” means the licenses and permits to be obtained by Aquos for the conduct and operation of its planned television over the Internet business as set forth in Schedule B hereto;

(u)          ““Material Contracts” means all agreements that are material to the Company’s business or that were not entered into in the ordinary course of business, whether oral or written, to Aquos is a party, which are currently in effect, and which relate to the operation of the Company’s business, including without limitation the agreements listed in Schedule D and the Pilot LOI upon assignment by the Vendor to Aquos;

(v)          “Party” means each party to this Agreement individually and “Parties” mean each Party collectively;

(w)          “Person” includes an individual, corporation, limited liability corporation, unlimited liability company, body corporate, partnership, limited partnership, joint venture, association, trust or unincorporated organization or any trustee, executor, administrator or other legal representative thereof or any other entity (including a Government Entity);

(x)          “Pilot” means Pilot Media Limited, a corporation incorporated under the laws of the People’s Republic of China;

(y)          “Purchaser Shares” has the meaning ascribed to it in Section 2.2 of this Agreement;

(z)          “Purchaser’s Closing Documents” means the closing documents set forth in §9.3 to be delivered by the Purchaser on or before the Closing Date;

(aa)          “SEC” means the United States Securities and Exchange Commission;

(bb)          “Securities Act” means the United States Securities Act of 1933, as amended;

(cc)          “Vendor’s Closing Documents” means the closing documents set forth in §9.2 to be delivered by the Vendor and Aquos on or before the Closing Date; and

Schedules

1.2                   The following schedules are attached to, form part of, and are hereby incorporated by reference into this Agreement:

Schedule A – Consents and Approvals

Schedule B – Disclosure Schedule

Schedule C – IPTV Licenses and Permits

Schedule D – Material Contracts

PART 2

PURCHASE AND SALE

Purchase and Sale of Aquos Shares

2.1                   In reliance on the representations and warranties, and on the terms and subject to the conditions contained in this Agreement, at the Closing, the Purchaser will purchase from the Vendor, and the Vendor will sell, assign and transfer to the Purchaser the Vendor’s Aquos Shares, free and clear of all Encumbrances.

Purchase Price

2.1                   The total consideration payable by the Purchaser to the Vendor for the Aquos Shares will be the issuance of 16,138,370 shares of common stock of the Purchaser (the “Purchaser Shares”).

Closing

2.2                   The Closing will take place on January 29, 2008.

Termination of Original Agreement

2.3                   This Agreement supersedes and replaces in whole the Original Agreement which is hereby terminated and of no further force or effect.

IPTV Licenses and Permits

2.4                   Forthwith following execution of this Agreement, the Vendor will use its best efforts to ensure that the IPTV Licenses and Permits are secured by Aquos by no later than April 1, 2008. The obligations in this Section 2.6 will survive closing of this Agreement.

Issuance of the Purchaser Shares

2.5                   The Vendor acknowledges and agrees that the Purchaser Shares will be offered and sold to the Vendor without such offers and sales being registered under the Securities Act and will be issued to the Vendor in an offshore transaction outside of the United States in accordance with a safe harbour from the registration requirements of the Securities Act provided by Rule 903 of Regulation S of the Securities Act based on the representations and warranties of the Vendor in this Agreement. As such, the Vendor further acknowledges and agrees that the Purchaser Shares will, upon issuance, be “restricted securities” within the meaning of the Securities Act. The Vendor acknowledges and agrees that all certificates representing the Purchaser Shares will be endorsed with the following legend, or such similar legend as deemed advisable by legal counsel for the Purchaser, to ensure compliance with Regulation S of the Securities Act and to reflect the status of the Purchaser Shares as restricted securities:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.”

The Vendor acknowledges that that the Purchaser Shares may not be offered, resold, pledged or otherwise transferred except through an exemption from registration under the Securities Act or pursuant to an effective registration statement under the Securities Act and in accordance with all applicable state securities laws and the laws of any other jurisdiction. The Vendor agrees to resell the Purchaser Shares only in accordance with the provisions of Regulation S of the Securities Act, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration pursuant to the Securities Act. The Vendor agrees that the Company will refuse to register any transfer of the Purchaser Shares not made in accordance with the provisions of Regulation S of the Securities Act, pursuant to registration under the Securities Act, pursuant to an available exemption from registration. The Vendor agrees that the Purchaser may require the opinion of legal counsel reasonably acceptable to the Purchaser in the event of any offer, sale, pledge or transfer of any of the Purchaser Shares by the Vendor pursuant to an exemption from registration under the Securities Act.

PART 3

REPRESENTATIONS AND WARRANTIES OF THE VENDOR

Representations and Warranties in Respect of the Vendor

3.1                   The Vendor represents and warrants to the Purchaser that as at both the effective date of this Agreement and the Closing Date

(a)          Capacity – the Vendor has all necessary legal right and capacity to execute and deliver this Agreement, to transfer the legal and beneficial title and ownership of the Aquos Shares owned by the Vendor to the Purchaser, to perform all of the Vendor’s obligations hereunder and to comply with the terms and provisions of this Agreement, and this Agreement constitutes a valid and binding obligation of the Vendor in accordance with its terms,

(b)          No Approvals Required – with the exception of the Consents and Approvals set forth in the Disclosure Schedule, no authorization, approval, order, license permit or consent of any Government Entity nor the registration, declaration or filing by the Vendor with any such Government Entity is required in order for the Vendor

(i)          to execute and deliver this Agreement or any other agreement, certificate or instrument to be executed or delivered by the Vendor pursuant to or contemplated by this Agreement,

(ii)          to incur the obligations expressed to be incurred by the Vendor pursuant to this Agreement, or

(iii)          to duly perform and observe the terms and provisions of this Agreement,

(c)          No Conflict – the Vendor is not a party to, bound by or subject to any indenture, mortgage, lease, agreement, instrument, statute, regulation, order, judgment, decree or law which would be violated, contravened or breached by, or under which any default would occur or which gives rise to a requirement to obtain any authorization, consent, approval or waiver from any third Person as a result of, and there are no actions, claims, suits, litigation, investigations or proceedings pending or threatened against or affecting the Vendor which would prevent

(i)          the execution and delivery by the Vendor of this Agreement or any other agreement, certificate or instrument to be executed or delivered by the Vendor pursuant to or contemplated by this Agreement, or

(ii)          the performance by the Vendor of its obligations pursuant to, or the observance by the Vendor of any of the terms and provisions of, this Agreement,

(d)          No Other Agreements – no Person has any agreement, option or right, present or future, contingent, absolute or capable of becoming an agreement, option or right, or which with the passage of time or the occurrence of any event could become an agreement, option or right, to require the Vendor to, sell, transfer, assign or otherwise dispose of the Aquos Shares, except for the Purchaser,

(e)          Title to Aquos Shares – the Vendor owns and has good and marketable title to all of the Aquos Shares as the legal and beneficial owner thereof, free of all Encumbrances whatsoever and such Aquos Shares represent all of the Aquos Shares owned by the Vendor. Such Aquos Shares are not subject to any Voting Agreement or other agreement relating to ownership, voting, dividend rights or their disposition,

(f)          Undisclosed Information – the Vendor does not have any information relating to the Aquos Shares owned by the Vendor, which is not generally known or which has not been expressly disclosed in writing to the Purchaser by the Vendor and which if known could reasonably be expected to have an adverse effect on the Vendor’s ownership of or right, authority, power or capacity to transfer to the Purchaser legal and beneficial title and ownership of all of the Aquos Shares, free and clear of all Encumbrances, and

(g)          Not a U.S. Person - The Vendor is not a “U.S. Person” as defined by Regulation S of the Securities Act, as set forth below, and is not acquiring the Purchaser Shares for the account or benefit of a U.S. Person.

A “U.S. Person” is defined by Regulation S of the Act to be any person who is:

(a)	any natural person resident in the United States;

(b)	any partnership or corporation organized or incorporated under the laws of the United States;

(c)	any estate of which any executor or administrator is a U.S. person;

(d)	any trust of which any trustee is a U.S. person;

(e)	any agency or branch of a foreign entity located in the United States;

(f)	any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporate, or (if an individual) resident in the United States; and

(g)	any partnership or corporation if:

(i) organized or incorporated under the laws of any foreign jurisdiction; and

(ii)

formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited Subscribers [as defined in Section 230.501(a) of the Act] who are not natural persons, estates or trusts.

(h)          No Offer in the U.S. - The Vendor was not in the United States at the time the offer to purchase the Purchaser Shares was received or at the time this Agreement was executed.

(i)          Status as a Sophisticated Purchaser - The Vendor has such knowledge, sophistication and experience in business and financial matters such that it is capable of evaluating the merits and risks of the investment in the Purchaser Shares. The Vendor has evaluated the merits and risks of an investment in the Purchaser Shares. The Vendor can bear the economic risk of this investment, and is able to afford a complete loss of this investment.

(j)          Acquisition for Investment - The Purchaser Shares will be acquired by the Vendor for investment for the Vendor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Vendor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Vendor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Purchaser Shares.

(k)          Information Regarding the Purchaser - The Vendor has had full opportunity to ask questions and receive answers from representatives of the Purchaser regarding the business, properties, prospects and financial condition of the Purchaser, each as is necessary to evaluate the merits and risks of investing in the Purchaser Shares. The Vendor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Purchaser Shares. The Vendor has had full opportunity to discuss this information with the Vendor’s legal and financial advisers prior to execution of this Agreement.

(l)          Reliance by Purchaser on Representations - The Vendor acknowledges that the Purchaser will rely on these representations in completing the issuance of the Purchaser Shares to the Vendor.

PART 4

REPRESENTATIONS AND WARRANTIES IN RESPECT OF THE COMPANIES

Representations and Warranties in Respect of the Companies

4.1                   The Vendor and Aquos represent and warrant to the Purchaser that as at both the effective date of this Agreement and the Closing Date, except to the extent set forth in the Disclosure Schedule,

(a)          Organization and Good Standing — Aquos is duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all necessary legal and corporate power and authority to own its property and assets and to carry on its business as presently conducted. Aquos has delivered to the Purchaser complete and correct copies of its constating documents including its certificate of incorporation and its articles and bylaws, all as may be amended, and the minute books of Aquos which contain complete and correct copies of all proceedings and actions taken at all meetings of, or effected by written consent of, the shareholders and the board of directors (including any committees thereof) of Aquos. Aquos is duly qualified, licensed or registered to carry on business in the jurisdictions where it owns, leases or operates its property,

(b)          No Approvals Required – except as expressly disclosed in the Disclosure Schedule, no vote or consent of the holders of any class or series of Aquos Shares is necessary to approve and adopt this Agreement or to consummate any of the transactions contemplated hereby, and no authorization, approval, order, license, permit or consent of any Government Entity nor the registration, declaration or filing by Aquos with any such Government Entity is required in order for Aquos

(i)          to execute and deliver this Agreement or any other agreement, certificate or instrument to be executed or delivered by Aquos pursuant to or contemplated by this Agreement,

(ii)          to incur the obligations expressed to be incurred by Aquos pursuant to this Agreement, or

(iii)          to duly perform and observe the terms and provisions of this Agreement,

(c)          No Conflict – subject to obtaining the Consents and Approvals, Aquos is not a party to, bound by or subject to any indenture, mortgage, lease, agreement, instrument, statute, regulation, order, judgment, decree or law which would be violated, contravened or breached by, or under which any default would occur, or which could be terminated, cancelled or accelerated, in whole or in part, or which allows any Person to exercise any rights or gives rise to a requirement to obtain any authorization, consent, approval or waiver from any third Person, as a result of the execution and delivery of this Agreement or the consummation of any of the transactions provided for herein,

(d)          No Litigation – there is no claim, suit, action, litigation, arbitration proceeding or Government Entity proceeding, including any appeal or application for review, in progress, pending or to the knowledge of the Vendor or Aquos threatened against, or relating to Aquos or affecting Aquos’s Assets or business,

(e)          Compliance with Laws – Aquos and its Assets, operations and business have been and are being operated and have been and are in material compliance with all laws or orders applicable to its business or operations. Aquos has not received a notice or other communication alleging a possible violation of any law or order applicable to its business or operations,

(f)          Capitalization — the authorized and issued share capital of Aquos, together with the names and residency of each shareholder and the number, class and kind of shares outstanding, is as set forth in the Disclosure Schedule. All such outstanding shares in the capital of Aquos have been duly and validly issued and are outstanding as fully paid and non-assessable shares in the capital of Aquos and represent all of the issued and outstanding shares in the capital of Aquos,

(g)          No Other Agreements – no Person has any agreement, option or right, present or future, contingent, absolute or capable of becoming an agreement, option or right, or which with the passage of time or the occurrence of any event could become an agreement, option or right, to require Aquos to

(i)          allot or issue any further or other share in its capital or any other security convertible or exchangeable into any share in its capital,

(ii)          convert or exchange any security into or for any share in its capital, or

(iii)          purchase, redeem or otherwise acquire any issued and outstanding share in its capital,

(h)          Financial Statements – upon delivery to the Purchaser, and to the extent required by the Securities Act, the Financial Statements will (i) be derived from and will be in accordance with the books and records of Aquos, (ii) will have been prepared in accordance with GAAP consistently applied with past practice, and (iii) fairly present the financial position of Aquos as at each date and the results of operations, cash flows and the changes in shareholder’s equity for each period reported,

(i)          Accuracy of Records – all financial transactions of Aquos have been fairly reflected in the accounting and financial books and records of Aquos, and such books and records are stated in reasonable detail and fairly reflect the basis for the Financial Statements, the Audited Financial Statements and the Interim Financial Statements,

(j)          Bankruptcy – Aquos has not made an assignment in favour of its creditors or a proposal in bankruptcy to its creditors or any class thereof, and no petition for a receiving order has been presented in respect of it. Aquos has not initiated proceedings with respect to a compromise or arrangement with its creditors, or for its winding-up, liquidation or dissolution. No receiver or interim receiver has been appointed in respect of Aquos or its Assets and no execution or distress has been levied on any Assets, nor have proceedings been commenced in respect of any of the foregoing,

(k)          Absence of Undisclosed Liabilities – except to the extent disclosed, reflected or reserved against in the Financial Statements or the Disclosure Statement, Aquos does not have any outstanding indebtedness or any liabilities or obligations (whether accrued, accruing, absolute, contingent or otherwise) and all such reserve amounts are adequate based on the past experience of Aquos and are consistent with the accounting procedures used by Aquos in previous fiscal periods and there is nothing which indicates that such reserves are not adequate or that higher reserves should be taken,

(l)          Absence of Changes – since December 31, 2007 and except as disclosed in the Disclosure Statement, there have not been

(i)          any changes in the condition or operations of the business, Assets or financial affairs of Aquos which are, individually or in the aggregate, materially adverse, or

(ii)          any damage, destruction or loss, labour unrest or other event, development or condition, of any character (whether or not covered by insurance) which is not generally known or which has not been disclosed to the Purchaser in writing, or which to the knowledge of the Vendor, may materially adversely affect the business or Assets of Aquos,

(m)          Absence of Unusual Transactions – since December 31, 2007 and except as disclosed in the Disclosure Statement, Aquos has not

(i)          transferred, assigned, sold or otherwise disposed of any Asset shown or reflected in the Financial Statements or forgiven, cancelled or released any debt or claim, except in the ordinary and normal course of its business,

(ii)          incurred or assumed any obligation or liability (fixed or contingent), except unsecured current obligations and liabilities incurred in the ordinary and normal course of its business,

(iii)          issued or sold any share in its capital or any warrant, bond, debenture or other corporate security or issued, granted or delivered any right, option or other commitment for the issuance of any such or other security,

(iv)          discharged or satisfied any Encumbrance, or paid any obligation or liability (fixed or contingent), other than current liabilities or the current portion of long-term liabilities disclosed in the Financial Statements or current liabilities incurred since the date thereof in the ordinary and normal course of its business,

(v)          declared or made any payment of any dividend or other distribution in respect of any of its shares other than in the ordinary and normal course, nor purchased, redeemed, subdivided, consolidated, or reclassified any share in its capital,

(vi)          entered into any transaction not in the ordinary and normal course of its business,

(vii)          made any gift of money or of any Asset to any Person,

(viii)          amended or changed or taken any action to amend or change its constating documents,

(ix)          increased or agreed to increase the remuneration of, or paid or agreed to pay any pension, share of profits or other similar benefit to any of its directors, officer or Employees and Contractors or former directors, officers or Employees and Contractors, other than in the ordinary and normal course of its business consistent with past practice and disclosed in writing to the Purchaser,

(x)          made any payment of any kind to or on behalf of the Vendor or any Affiliate of the Vendor other than business related expenses, salaries and bonuses in the ordinary and normal course of its business consistent with past practice and as disclosed in the Financial Statements or in writing to the Purchaser,

(xi)          mortgaged, pledged, subjected to any lien, granted an option or a security interest in respect of or otherwise encumbered any of its Assets, or

(xii)          authorized or agreed or otherwise become committed to do any of the foregoing,

(n)          Title to Assets – Aquos has legal and beneficial ownership of and good and marketable title to all its Assets, including all such Assets reflected in its financial books and records, free and clear of all Encumbrances and none of such Assets is in the possession of or under the control of any other Person. The Assets owned by Aquos represent all assets used by Aquos in the conduct of its business and as are necessary for the conduct by Aquos of its business. No other person, including the Vendor, has any interest in any Asset used by Aquos in the conduct of its business,

(o)          Leased Property – Aquos does not own any real property. Aquos is not a party to or bound by any leases of real property other than those set out in the Disclosure Schedule and, to the knowledge of the Vendor, all interests held as lessee are free and clear of all Encumbrances, except for the Encumbrances set out in the Disclosure Schedule. All rental and other payments required to be paid by the Companies under such leases have been duly paid and there is not otherwise any default by Aquos in meeting its obligations under any such lease,

(p)          Material Contracts – all current Material Contracts are set out in the Disclosure Schedule along with each party thereto and

(i)          each such Material Contract is in full force and effect and is a valid and binding agreement of Aquos,

(ii)          Aquos has performed or is performing all obligations required to be performed by it under each such Material Contract and is not in breach or default thereunder and, to the knowledge of the Vendor, no other party to any such Material Contract is in breach or default thereunder, and

(iii)          the Vendor does not know of any circumstances that are reasonably likely to occur that could reasonably be expected to adversely affect Aquos’s ability, up to Closing, to perform its obligations under any Material Contract.

(q)          Shareholder Loans – there are no shareholder loans outstanding in respect of Aquos,

(r)          Directors – no amounts will be due or owing to any of the members of the board of directors of Aquos as a result of such member’s resignation or removal,

(s)          Employees and Contractors – the Disclosure Schedule contains a complete and accurate list of the Employees and Contractors, together with their date of hire, title or classification, current wages, salaries or hourly rate of pay, benefits, vacation entitlement, commissions and bonus or other material compensation paid since the beginning of the most recently completed fiscal year or payable to each such Employee and Contractor as of the date of this Agreement, which will be updated as of the Closing Date and attached to the certificate described in §9.2(e). Except as disclosed in the Disclosure Schedule, none of the Companies is a party to any written or oral contract, agreement or other commitment with any Employee and Contractor other than contracts of indefinite duration which are terminable by Aquos without cause on reasonable notice as determined in accordance with applicable law. The Vendor is not aware of the intention of any Employee and Contractor, who is an executive or senior officer, to terminate his or her employment. The Disclosure Schedule also lists the Employees and Contractors of Aquos who

(i)          have been absent continually from work for a period in excess of one month, as well as the reason for their absence, including all Employees and Contractors on disability (whether short-term or long-term),

(ii)          are in receipt of workers’ compensation benefits on account of their employment by Aquos,

(iii)          are on an authorized unpaid leave of absence (including maternity or parental leave or unpaid sick leave) from Aquos, or

(iv)          are entitled to post-retirement or other benefits provided through a benefit program sponsored by Aquos or in which Aquos participates,

(t)          Insurance - to the best of the knowledge of the Vendor, Aquos maintains insurance in force against loss on such Assets, against such risks, in such amounts and to such limits as is in accordance with prudent business practices prevailing in its business. Particulars of all insurance maintained by Aquos is set forth in the Disclosure Schedule,

(u)          Copies of Agreements – accurate and complete copies of all agreements referred to herein or in the Disclosure Schedule have been delivered to the Purchaser,

(v)          Corporate Records – Aquos has kept all records required to be kept by applicable corporate legislation,

(w)          Permits and Licences – Aquos holds all authorizations, approvals, orders, licenses, permits or consents issued by any Government Entity which are necessary in connection with the conduct and operation of its business as it is currently conducted and the ownership, leasing or use of its Assets as the same are now owned, leased, used conducted or operated. None of the Companies is in material breach of or in default under any of the terms or conditions thereof, and all such authorizations, approvals, orders, licences, permits and consents issued by a Government Entity are listed in the Disclosure Schedule,

(x)          Tax Filings and Payments – Aquos

(i)          has filed or caused to be filed within the time prescribed

(A)          all income tax returns and election forms and the income tax returns of each jurisdiction required to be filed and all such returns and forms are true, complete and accurate in all material respects and the amounts of tax payable shown in all such returns prepared by Aquos are correct in all material respects, and

(B)          all returns, reports, and information required to be filed with any Government Entity with respect to sales tax, property tax, property transfer tax, and every other tax (by whatever name) that Aquos is required to file and all such returns, reports, and information are true, complete and accurate in all material respects,

(ii)          has paid or caused to be paid all taxes due and payable (including all federal, provincial and local taxes, assessments or other imposts in respect of its income or Assets and all other taxes described in §4.1(x)(i)(B)), and all interest and penalties thereon, if any, for all previous years and all required instalments of taxes due and payable for the current fiscal year have been paid, and

(iii)          has withheld all amounts required to be withheld by Aquos from salary and other payments to its Employees and Contractors including pursuant to any taxing laws to which it is subject, and has remitted all such amounts, including all interest and penalties thereon, to the relevant Government Entity,

(y)          Indebtedness to Vendor – Aquos is not indebted to the Vendor or to any of its directors, officers or Employees and Contractors, or any Affiliate thereof,

(z)          Conduct of Business – Aquos is not conducting its business in material contravention of any Material Contract or law, regulation or direction of any Government Entity,

(aa)          Condition of Assets – all tangible Assets used by Aquos in connection with its business are in good operating condition and in a good state of maintenance and repair, reasonable wear and tear excepted,

(bb)          Intellectual Property –

(i)          the Disclosure Schedule lists all Intellectual Property (other than unregistered copyrights, know-how, trade secrets and off-the-shelf office productivity software) and all registration applications therefor owned by or licensed to the Companies that is material to their business. The Vendor has delivered to the Purchaser complete and correct copies of all license agreements to which Aquos is a party relating to such Intellectual Property. The conduct of the business of the Companies, as presently conducted and as currently proposed by the Companies to be conducted, does not, to the best knowledge of the Vendor, conflict with, or result in any violation of, or default under, or give rise to any right, license or encumbrance relating to, Intellectual Property owned by Aquos or with respect to which Aquos now has or has had any contract with any third party, or any right of termination, cancellation or acceleration of any Intellectual Property right or obligation set forth in any contract to which Aquos is a party, or the loss or encumbrance of any Intellectual Property or benefit related thereto, or result in the creation of any Encumbrance in or upon any Intellectual Property or right owned or used by Aquos,

(ii)          Aquos uses all Intellectual Property that it does not own only in the manner and for the purposes authorized and specified by the owner or licensor of such Intellectual Property, and to the extent Aquos has granted exclusive rights to Intellectual Property to another Person, Aquos has not used such Intellectual Property for any purpose, including for development purposes or sale or distribution, except to such other Person,

(iii)          Aquos owns, or is licensed or otherwise has the right to use, in each case, without ongoing payments to third parties except as disclosed in the Disclosure Schedule, and free and clear of any Encumbrances, all Intellectual Property used in or necessary to carry on its business as presently conducted or as currently proposed by Aquos to be conducted,

(iv)          to the best knowledge of the Vendor, the Companies and the Companies’ products and services do not and have not infringed upon or otherwise violated the rights of any Person with regard to any Intellectual Property owned by, licensed to or otherwise used by such Person,

(v)          to the best knowledge of the Vendor, no Person is infringing on or otherwise violating any right of Aquos with respect to any Intellectual Property owned by, licensed to or otherwise used by Aquos,

(vi)          each current or former officer, Employee and Contractor or consultant of Aquos has assigned and transferred, or on or before the Closing Date will have assigned and transferred, to Aquos all ownership and other rights of any nature whatsoever of such Person in any Intellectual Property claimed to be owned by the Company, no current or former director of Aquos has any ownership or other rights of any nature whatsoever in any Intellectual Property claimed to be owned by Aquos and no current or former director, officer, Employee and Contractor or consultant of Aquos (or any member of their immediate families) has a valid claim against Aquos in connection with the involvement of such Persons in the conception and development of any computer software or other Intellectual Property of Aquos,

(vii)          all software, other than generally available software, such as WordPerfect and the like and generally available system development tools, that is either marketed to customers of Aquos as a program or as part of a product or service or used by Aquos to support its business is owned by the Company or the Company has the right to use, modify, copy, sell, distribute, sublicense and make derivative works from such software (to the extent required to operate the business of the Company as presently conducted or proposed to be conducted), free and clear of any limitations or Encumbrances,

(viii)          none of the Companies owns title to or uses any registered service mark, trade name or trademark, or, to the best knowledge of the Vendor, any service mark, trade name or trademark in which a third Person has any legal interest, except with the consent of such third person,

(cc)          No Fees Payable – no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Aquos. None of the Companies have paid or agreed to pay any fee, commission or expense incurred by any of its shareholders (including the fees, commissions or expenses of any accountant, auditor, broker, financial advisor, consultant or legal counsel retained by or on behalf of any such shareholder) arising from or in connection with this Agreement or any of the transactions contemplated by this Agreement,

(dd)          Undisclosed Information – neither the Vendor nor Aquos has any material information which is not generally known or which has not been disclosed to the Purchaser by the Vendor or Aquos and which if known could reasonably be expected to have a material adverse effect on the value of the shares or on the business of Aquos.

Other Representations

4.2                   All statements contained in any written certificate or other written instrument delivered by or on behalf of the Vendor or Aquos pursuant to this Agreement will be deemed to be representations and warranties by the Vendor and Aquos hereunder.

Reliance

4.3                   The Vendor and Aquos acknowledge and agree that the Purchaser has entered into this Agreement relying on the warranties and representations and other terms and conditions of this Agreement.

Survival

4.4                   The representations and warranties of the Vendor and Aquos contained in this Agreement will survive the Closing and continue in full force and effect for a period of 24 months after the Closing Date.

PART 5

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Representations and Warranties in Respect of the Purchaser

5.1                   The Purchaser represents and warrants to the Vendor that as at both the effective date of this Agreement and the Closing Date

(a)          Organization and Good Standing – the Purchaser is duly incorporated under the laws of its jurisdictions of incorporation and is validly existing and in good standing with respect to the filing of annual returns under such laws,

(b)          Exchange Act Reports – the shares of the Company’s common stock are registered under Section 12(g) of the Exchange Act and the Company has completed all filings with the SEC in accordance with its reporting obligations under the Exchange Act for the past twelve months. The Purchaser has delivered or made available to the Vendor complete and accurate copies of (a) the Purchaser’s annual report on Form 10-KSB for the year ended November 30, 2006; (b) the Purchaser’s quarterly reports on Form 10-QSB for the nine months ended October 31, 2007; and (iii) the Purchaser’s current reports on Form 8-K filed subsequent to the filing of the annual report on Form 10-KSB for the year ended November 30, 2006 (together, the “Purchaser SEC Filings”). As of their respective dates, or as subsequently amended prior to the date hereof, to the Purchaser’s knowledge, each of the Purchaser’s SEC Filings (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied as to form in all material respects with the applicable rules and regulations of the SEC.

(c)          No Orders – no order ceasing or suspending trading in securities of the Purchaser is outstanding against the Purchaser, its directors or officers, and no investigations or proceedings for such purposes are pending or, to the knowledge of the Purchaser, threatened,

(d)          Authority – the Purchaser has all necessary corporate right, authority, power and capacity to execute and deliver this Agreement, to acquire the Aquos Shares, to perform all of its obligations hereunder and to comply with the terms and provisions of this Agreement and this \

Agreement constitutes a valid and binding obligation of the Purchaser in accordance with its terms,

(e)          No Approvals Required – relying upon the Vendor’s and Aquos’s representations and warranties set forth in this Agreement and except for filings required by applicable securities legislation, no authorization, approval, order, license, permit or consent of any Government Entity, regulatory body or court nor the registration, declaration or filing by the Purchaser with any such Government Entity, regulatory body or court is required in order for the Purchaser

(i)          to execute and deliver this Agreement or any other agreement, certificate or instrument to be executed or delivered by the Purchaser pursuant to or contemplated by this Agreement,

(ii)          to incur the obligations expressed to be incurred by the Vendor pursuant to this Agreement, or

(iii)          to duly perform and observe the terms and provisions of this Agreement,

(f)          No Conflict – the Purchaser is not a party to, bound by or subject to any indenture, mortgage, lease, agreement, instrument, statute, regulation, order, judgment, decree or law which would be violated, contravened or breached by, or under which any default would occur as a result of

(i)          the execution and delivery by the Purchaser of this Agreement or any other agreement, certificate or instrument to be executed or delivered by the Purchaser pursuant to or contemplated by this Agreement, or

(ii)          the performance by the Purchaser of its obligations pursuant to, or the observance by the Purchaser of any of the terms and provisions of, this Agreement,

(g)          Capitalization – the authorized capital of the Purchaser consists of 300,000,000 shares of common stock of which 80,691,853 shares are issued and outstanding as of the date of this Agreement,

(h)          Financial Statements – the Purchaser’s financial statements (including footnotes thereto) included in or incorporated by reference into the Purchaser’s SEC filings were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as otherwise noted therein) and fairly present, in all material respects, the financial condition of the Purchaser as of the dates thereof and results of operations for the periods referred to therein,

(i)          No Litigation – there is no claim, suit, action, litigation, arbitration proceeding or Government Entity proceeding, including any appeal or application for review, in progress, pending or to the knowledge of the Purchaser threatened against, or relating to the Purchaser or affecting the Purchaser’s Assets or business, and

(j)          Compliance with Laws – the Purchaser and its Assets, operations and business have been and are being operated and have been and are in material compliance with all laws or orders applicable to its business or operations. The Purchaser has not received a notice or other communication alleging a possible violation of any law or order applicable to its business or operation.

Other Representations

5.2                   All statements contained in any written certificate or other written instrument delivered by or on behalf of the Purchaser pursuant to this Agreement will be deemed to be representations and warranties by the Purchaser hereunder.

Reliance

5.3                   The Purchaser acknowledges and agrees that the Vendor has entered into this Agreement relying on the warranties and representations and other terms and conditions of this Agreement.

Survival

5.4                   The representations and warranties of the Purchaser contained in this Agreement will survive the Closing and continue in full force and effect for a period of 24 months after the Closing Date.

PART 6

PRE-CLOSING COVENANTS

Conduct of Business

6.1                   The Vendor and Aquos covenant and agree with the Purchaser that until the Closing Date or termination of this Agreement, except as otherwise contemplated in this Agreement or agreed to in writing by the Purchaser:

(a)          Conduct Business in Ordinary and Normal Course – to conduct its business in the ordinary and normal course thereof, including the payment of all current liabilities and accounts in the ordinary and normal course, and not negotiate or execute any new Material Contracts or terminate, cancel or modify in any material respect any existing Material Contracts,

(b)          Non-Arm’s Length Transactions – not to enter into any non-arm’s length transaction other than in the ordinary and normal course of their business,

(c)          Liabilities – not to incur any liability, obligation, indebtedness or other commitment (whether accrued, absolute, contingent or otherwise, and whether due or to become due), other than

(i)          unsecured current liabilities, obligations, indebtedness and commitments incurred in the ordinary and normal course of its businesses,

(ii)          liabilities incurred in connection with the transactions described herein, and which is not reasonably expected to have a materially adverse affect on the Assets, business or financial condition of Aquos, or

(iii)          liabilities owed to the Purchaser,

(d)          No Dividends – not to declare, set aside or pay any dividend or make any other distribution with respect to any of their shares, or redeem, repurchase or otherwise acquire, directly or indirectly any of their shares,

(e)          No Material Contracts – not to enter into any Material Contract other than in the ordinary and normal course of their business,

(f)          No Compromises – not to enter into any compromise or settlement of any litigation, proceeding, or investigation relating to their businesses or any of their Assets,

(g)          No Increases – not to increase the compensation of Employees and Contractors, or any increase in any compensation or bonus payable to any of its officers, Employees and Contractors, consultants or agents, or make any loan to, or engage in any transaction with, any Employee and Contractor, officer or director of Aquos,

(h)          No Accounting Changes – not to make any change to the accounting or tax practices followed by Aquos, except as may be recommended by the Company’s auditors and made in connection with the preparation of the Audited Financial Statements,

(i)          No Breach – not to take any action which would constitute or cause a breach of any representation, warranty, covenant or other obligation of a Vendor or Aquos contained in this Agreement,

(j)          Pay Liabilities – to pay and discharge all liabilities or obligations of Aquos in the ordinary and normal course of its business consistent with past business practice,

(k)          Preserve Business – to preserve intact the business and the Assets, operations and affairs of Aquos and carry on the businesses and the affairs of Aquos, and

(l)          Necessary Steps – to take all actions, steps and proceedings that are necessary or desirable to approve or authorize, or to validly and effectively undertake, the execution, delivery and performance of this Agreement and the completion of the transactions contemplated by this Agreement.

Financial Statements

6.2                   The Vendor and Aquos will use their best efforts to prepare the Audited Financial Statements and the Interim Financial Statements as early as possible. The Vendor and Aquos will deliver the Audited Financial Statements and the Interim Financial Statements forthwith upon completion. Upon delivery of the Audited Financial Statements and the Interim Financial Statements to the Purchaser, the Purchaser will have ten business days in which to review and evaluate the Audited Financial Statements and the Interim Financial Statements. Upon completion of its review, the Purchaser will deliver notice to the Vendor and Aquos confirming either (i) acceptance by the Purchaser of the Audited Financial Statements and the Interim Financial Statements, or (ii) notice of termination by the Purchaser in accordance with Part 10.

Access to Records

6.3                   In order to permit the Purchaser to complete due diligence of the Companies, the Vendor and Aquous will each permit, the Purchaser’s financial agents and its professional representatives to have reasonable access during normal business hours to the premises, without disrupting the business, and to the books, accounts, records and other data of the Vendor and Aquos (including all corporate, accounting, tax and business records and any electronic or computer accessed data), to the Assets and senior management of each of the Vendor and Aquos.

Confidentiality

6.4                   Prior to Closing and if, for any reason, the transactions contemplated by this Agreement are not consummated, neither the Vendor, Aquos nor the Purchaser nor any of their respective officers, employees, attorneys, accountants and other representatives shall disclose to third parties or otherwise use any confidential information received from the other party in the course of investigating, negotiating, and performing the transactions contemplated by this Agreement; provided, however, that nothing shall be deemed to be confidential information which:

                  (i)          is known to the party receiving the information at the time of disclosure, unless any individual who knows the information is under an obligation to keep that information confidential;

                  (ii)          becomes publicly known or available without the disclosure thereof by the party receiving the information in violation of this Agreement; or

                  (iii)          is received by the party receiving the information from a third party not under an obligation to keep that information confidential.

This provision shall not prohibit the disclosure of information required to be made under federal or state securities laws, rules and regulations or by order of any federal, state or local regulatory agency or as otherwise required to be disclosed under applicable law. If any disclosure is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to both parties. The Vendor and Aquos acknowledge and agree that the Purchaser must file a copy of this agreement and a summary of its material provisions with the SEC in accordance with its obligations under the Exchange Act.

Exclusive Dealings

6.5                   Until the Closing or termination of this Agreement, neither the Vendor nor Aquos will take any action, directly or indirectly, to encourage, initiate or engage in discussions or negotiations with, or enter into an agreement, or provide any information to, any Person, other than the Purchaser and its designated and authorized representatives, concerning any sale, transfer or assignment of the Aquos Shares, the Licenses and Permits, the Pilot Agreement or the assets of either Aqous or the Vendor. Until the Closing or termination of this Agreement, the Vendor will notify the Purchaser promptly if any such discussions or negotiations are sought.

Fees and Expenses

6.6                   All legal, administrative and audit fees and expenses, incurred by the Parties in connection with the negotiation, implementation or consummation of this Agreement and all documents and transactions contemplated herein will be paid by the Party incurring such fees and expenses.

PART 7

PURCHASER’S CONDITIONS PRECEDENT

Purchaser’s Conditions

7.1                   The obligations of the Purchaser to complete the purchase of the Aquos Shares are subject to the satisfaction of or compliance with each of the following conditions precedent on or before the Closing Date

(a)          Due Diligence Review – the completion of a due diligence review of the Companies’ business and financial affairs, including the Financial Statements, to the Purchaser’s satisfaction,

(b)          Financial Statements – delivery of the Audited Financial Statements and the Interim Financial Statements to the Purchaser,

(c)          Truth and Accuracy of Representations and Warranties of the Vendor and Aquos – the representations and warranties of the Vendor and Aquos contained herein are true and correct in all material respects as at the Closing Date with the same effect as if made on the Closing Date,

(d)          Performance of Obligations – the Vendor and Aquos have, in all material respects, performed and complied with all the obligations, covenants and agreements to be performed and complied with by each of them on or before the Closing Date,

(e)          Absence of Change in Financial Condition – there is no material adverse difference between the financial condition of the Companies,

(f)          Absence of Change of Conditions – no event has occurred or condition or state of facts of any character has arisen or legislation (whether by statute, rule, regulation, by-law or otherwise) been introduced which has, or might reasonably be expected to have, a material adverse effect upon the business, operations or financial condition of the Companies,

(g)          Authorizations – the Consents and Approvals will have been obtained in writing by the Vendor and Aquos, as applicable,

(h)          Licenses and Permits – The Company has obtained all licenses and permits unless otherwise agreed to by Purchaser.

(i)          Closing Documentation – the Purchaser receives from the Vendor and Aquos the Vendor’s Closing Documents, and

(j)          Termination – this Agreement will have not been terminated pursuant to Part 10.

Waiver

7.2                   The conditions precedent set forth in this Error! Reference source not found. are for the exclusive benefit of the Purchaser and may be waived by the Purchaser in writing in whole or in part on or before the Closing Date. The waiver by the Purchaser of any condition set forth in this Error! Reference source not found., the acknowledgement or agreement by the Purchaser that any such condition has been satisfied and the completion of the purchase and sale transaction contemplated by this Agreement will be without prejudice to the Purchaser’s rights in respect of the warranties, representations, covenants and indemnities of the Vendor and Aquos contained in this Agreement.

PART 8

VENDOR’S CONDITIONS PRECEDENT

Vendor’s Conditions

8.1                   The obligations of the Vendor to complete the sale of the Aquos Shares are subject to the satisfaction of or compliance with each of the following conditions precedent on or before the Closing Date

(a)          Due Diligence Review – the completion of a due diligence review of the Purchaser’s business and financial affairs to the Vendor’s satisfaction,

(b)          Truth and Accuracy of Representations and Warranties of the Purchaser – the representations and warranties of the Purchaser contained herein are true and correct in all material respects as at the Closing Date with the same effect as if made on the Closing date,

(c)          Performance of Obligations – the Purchaser has, in all material respects, performed and complied with all the obligations, covenants and agreements to be performed and complied with by it on or before the Closing Date,

(d)          Closing Documentation – the Vendor receive from the Purchaser the Purchaser’s Closing Documents,

(e)          Termination – this Agreement will not have been terminated pursuant to Error! Reference source not found., and

(f)          Absence of Change of Conditions – no event has occurred or condition or state of facts of any character has arisen or legislation (whether by statute, rule, regulation, by-law or otherwise) been introduced which has, or might reasonably be expected to have, a material adverse effect upon the business, operations or financial condition of the Purchaser.

Waiver

8.2                   The conditions precedent set forth in this Error! Reference source not found. are for the exclusive benefit of the Vendor and may be waived by the Vendor in writing in whole or in part on or before the Closing Date. The waiver by the Vendor of any condition set forth in this Error! Reference source not found., the acknowledgement or agreement by the Vendor that any such condition has been satisfied and the completion of the purchase and sale transaction contemplated by this Agreement will be without prejudice to the Vendor’s rights in respect of the warranties, representations, covenants and indemnities of the Purchaser contained in this Agreement.

PART 9

CLOSING

Closing Date and Location

9.1                   The Closing will take place on the Closing Date at the offices of the Vendor, or at such other time, date or location as may be agreed to in writing by the Parties.

Vendor’s Closing Documents

9.2                   On or before the Closing Date, the Vendor and Aquos will deliver, or cause to be delivered, the following documents to the Purchaser against delivery by the Purchaser of the Purchaser’s Closing Documents:

(a)          the share certificates representing the Vendor’s Aquos Shares, duly endorsed for transfer to the Purchaser;

(b)          a certified copy of resolutions of the directors of Aquos authorizing the execution, delivery and performance of this Agreement by Aquos, the transfer of the Aquos Shares, the registration of the Aquos Shares in the name of the Purchaser and the issuance of a share certificate representing the Aquos Shares registered in the name of the Purchaser;

(c)          a certified copy of the securities register of Aquos showing the Purchaser as the registered owner of the Aquos Shares;

(d)          a share certificate registered in the name of the Purchaser representing the Aquos Shares;

(e)          a certificate executed by each of the Vendor and Aquos certifying that its representations and warranties contained herein are true and correct as at the Closing Date and the each of the Vendor and Aquos have complied with their respective covenants pursuant to this Agreement;

(f)          the Consents and Approvals obtained in writing by Aquos and the Vendor, as applicable; (g) duly signed resignations of each director and officer of Aquos; (h) the written consents of the nominee of the Vendor to act as a director of the Purchaser;

(i)          corporate minute books and corporate seal, if any, and all other books and records of Aquos;

(j)          if the Purchaser requires, a legal opinion, in form and substance satisfactory to the Purchaser and the Vendor, acting reasonably, from legal counsel to Aquos as to the validity of the incorporation, the good standing and the authorized and issued capital of Aquos, as to the title to the Aquos Shares, as to the due authorization, execution and delivery of this Agreement by Aquos and as to the valid and binding nature of this Agreement, subject to such certificates and qualifications as may be required by legal counsel to Aquos; and

(k)          such other documents and instruments, other than those set out above, as may be reasonably requested by the Purchaser in order to complete the transactions set out in this Agreement;

and delivery of such documents by the Vendor and Aquos in accordance with this §9.2 will be deemed to satisfy the condition precedent set forth in §7.1.

Purchaser’s Closing Documents

9.3                   On or before the Closing Date, the Purchaser will deliver, or cause to be delivered, the following documents to the Vendor against delivery by the Vendor of the Vendor’s Closing Documents:

(a)          a share certificate, carrying a legend and provided for in this Agreement, registered in the name of the Vendor representing the Purchaser Shares;

(b)          a certified copy of resolutions of the directors of the Purchaser (i) authorizing the execution, delivery and performance of this Agreement by the Purchaser, and (ii) appointing the nominee of the Vendor to the board of directors of the Purchaser;

(c)          a certificate executed by the Purchaser certifying that its representations and warranties contained herein are true and correct as at the Closing Date and the Purchaser has complied with its covenants pursuant to this Agreement; and

(d)          such other documents and instruments, other than those set out in above, as may be reasonably requested by the Vendor’s Solicitors in order to complete the transactions set out in this Agreement.

and delivery of such documents and funds by the Purchaser in accordance with this §9.3 will be deemed to satisfy the condition precedent set forth in §8.1(d).

PART 10

TERMINATION

Termination Rights

10.1                   This Agreement may, by notice in writing given before or on the Closing, be terminated:

(a)          by mutual consent of the Vendor and the Purchaser;

(b)          by the Purchaser in the event that the Audited Financial Statements and the Interim Financial Statements prepared by the Vendor and Aquos and delivered to the Purchaser are not acceptable to the Purchaser;

(c)          by the Purchaser if any of the conditions precedent in Part 7 have not been satisfied at or before Closing and the Purchaser has not waived such condition precedent at or before Closing;

(d)          by the Vendor if any of the conditions precedent in Part 8 have not been satisfied at or before Closing and the Vendor has not waived such condition precedent at or before Closing; or

(e)          by any Party if the Closing has not occurred on or before January 29, 2008, or such later date as the Parties may agree to in writing, unless the Closing has not occurred by such date because the Party seeking to terminate this Agreement has failed to perform any one or more of its obligations or covenants under this Agreement to be performed at or before Closing.

Effect of Termination

10.2                   Each Party’s right of termination under this Part is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. Nothing in this Part limits or affects any other rights or causes of action any Party may have with respect to the representations, warranties, covenants and indemnities in its favour contained in this Agreement. If a Party waives compliance with any of the conditions, obligations or covenants contained in this Agreement, the waiver will be without prejudice to any of its rights of termination in the event of non-fulfillment, non-observance or non-performance of any other condition, obligation or covenant in whole or in part.

10.3                   If this Agreement is terminated pursuant to any provision of §10.1, all obligations of the Parties under this Agreement will terminate, except if this Agreement is terminated by a Party because of a breach of this Agreement by the another Party or because a condition for the benefit of the terminating Party has not been satisfied because the other Party has failed to perform any of its obligations or covenants under this Agreement which are reasonably capable of being performed or caused to be performed by such Party, and the terminating Party’s right to pursue all legal remedies will survive such termination unimpaired.

PART 11

GENERAL

Governing Law and Attornment

11.1                   This Agreement will be exclusively governed by, and interpreted and construed in accordance with, the laws prevailing in the State of Nevada and the parties irrevocably and unconditionally attorn to the jurisdiction of the courts of the State of Nevada and all courts having appellate jurisdiction thereover. Each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement.

Notices

11.2                   Every notice, request, demand or direction to be given pursuant to this Agreement must be in writing and must be delivered by hand (e.g. Federal Express or other reputable courier service) or sent by facsimile transmission or other similar form of written transmission by electronic means, in each case addressed as follows:

(a)          if to the Purchaser:

Itonis Inc.
Klimentska 10, 110 00
Praque 1, Czech Republic

Facsimile: +420 296 578 199
Attention: Mr. Thomas Roberts, President

(b)          if to the Vendor or Aquos:

Aquos Media Limited
17J/17th Floor Times Commercial Centre
Si Toi, 619 Avenida da Praia Grande,
Macau SAR

Facsimile: +853 2838 9426
Attention: Mr. Iain Fidlin, Managing Director

or to such other address or transmission receiving station in as specified by a party by notice to each other party. Any notice delivered by hand or sent by facsimile transmission will be deemed conclusively to have been effectively given on the day notice was delivered or sent as aforesaid if it was delivered or sent on a day that was a Business Day at the place of the intended recipient, or on the next day that is a Business Day at such place if it was delivered or sent on a day that was not a Business Day at such place.

Time of Essence

11.3                   Time is of the essence in the performance of each obligation under this Agreement.

Public Notices

11.4                   The Parties agree that all notices to third parties and all other publicity concerning the transactions contemplated by this Agreement will be jointly planned and co-ordinated and no Party will act unilaterally in this regard without the prior approval of the others, such approval not to be unreasonably withheld.

Entire Agreement

11.5                   This Agreement constitutes the entire agreement between the Parties and supersedes all prior agreements and understandings, oral or written, including the Letter of Intent, by and between any of the Parties with respect to the subject matter hereof.

Waiver and Consent

11.6                   No delay or failure by a party to exercise any of its rights under this Agreement constitutes a waiver of any such right. No consent or waiver, express or implied, by a party to, or of any breach or default by any other party of, any or all of its obligations under this Agreement will,

(a)          be valid unless it is in writing and stated to be a consent or waiver pursuant to this Section 11.6;

(b)          be relied upon as a consent to or waiver of any other breach or default of the same or any other obligation;

(c)          constitute a general waiver under this Agreement; or

(d)          eliminate or modify the need for a specific consent or waiver pursuant to this Section 11.6 in any other or subsequent instance.

Severability

11.7                   If a court of other tribunal of competent jurisdiction determines that any one or more of the provisions contained in this Agreement is invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions will not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby, unless in either case as a result of such determination this Agreement would fail in its essential purpose.

Amendments

11.8                   This Agreement may not be amended except in writing signed by each Party.

Further Assurances

11.9                   The Parties will with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each Party will provide such further documents or instruments required by the other Party as may be reasonably necessary or desirable to give effect to the purpose of this Agreement and carry out its provisions whether before or after the Closing Date.

Assignment

11.10                   No Party may assign this Agreement or any rights or obligations under this Agreement without the prior written consent of the other Parties.

Enurement

11.11                   This Agreement and each of the terms and provisions hereof will enure to the benefit of and be binding upon the Parties and their respective heirs, executors, administrators, personal representatives, successors and assigns.

Counterparts

11.12                   This Agreement may be executed in any number of counterparts, in original form or by facsimile, each of which will together, for all purposes, constitute one and the same instrument, binding on the parties, and each of which will together be deemed to be an original, notwithstanding that each party is not a signatory to the same counterpart.

IN WITNESS WHEREOF the Parties have duly executed this Agreement effective as of the day and year first above written.

IOCEAN MEDIA LIMITED

Per: /s/ Iain Fidlin

Authorized Signatory

AQUOS MEDIA LIMITED

Per: /s/ Iain Fidlin

Authorized Signatory

ITONIS INC.

Per: /s/ Thomas N. Roberts

Authorized Signatory

SCHEDULE A

Consents and Approvals

All necessary corporate approvals and resolutions from Aquos Media Limited.

SCHEDULE B

Disclosure Schedule

$500,000 liability to Ji Wentao

10% ITonis Inc. common shares to Pilot Media P.R.C.

SCHEDULE C

Licenses and Permits

All the licenses and permits for Internet Television broadcasting Including:

IPTV

1.Registration (Business). Acquired from Industry and Commerce Administration Bureau and given to the new Aquos/flOw People’s Republic of China Company.

2.ICP license. Internet Content Provider (ICP) license is issued to new Aquos/flOw People’s Republic of China company, issued by the provincial Bureau of Information Industry (a subsidiary of Ministry of Information Industry).

3.Online Broadcasting License. Issued by State Bureau of Video and Audio Broadcasting, to Pilot Media’s SNTV Company.

4. Network Culture Operation License issued to new Aquos/flOw People’s Republic of China company by the Ministry of Culture.

5..Nationwide SP License issued to new Aquos/flOw People’s Republic of China company by the Ministry of Information.

SCHEDULE D

Material Contracts

Vendor and Ji Wentao